UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 7, 2008

ZVUE Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other jurisdiction
of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

612 Howard Street, Suite 600 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)☐

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2008, ZVUE Corporation (the “Company”) received a letter (the “Stockholder Approval Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that the terms of Amendment No. 1, dated as of July 20, 2008, to the Asset Purchase Agreement (“APA”), dated as of August 1, 2007, between the Company, its wholly owned subsidiary and Eric’s Universe, Inc. (“EU”) could result in the issuance of certain shares of the Company’s common stock without stockholder approval. As indicated in the Stockholder Approval Letter, Eric and Neil Bauman, who control EU, were employees of the Company when the Amendment was entered into, thus triggering the shareholder approval requirement of Marketplace Rule 4350(i)(1)(A). Furthermore, Amendment No. 1 to the APA provides for the potential issuances of future priced securities, which may result in nearly unlimited potential issuances of the Company’s common stock at a discount to the market price of the Company’s common stock on the date of Amendment No. 1. As a result, NASDAQ asserted in the Stockholder Approval Letter that Amendment No. 1 also required shareholder approval under Marketplace Rules 4350(i)(1)(C) and 4350(i)(1)(D).

As the Company previously disclosed in its Current Report on Form 8-K filed on October 10, 2008, the Company and EU entered into a letter agreement, dated as of October 6, 2008, modifying the terms of Amendment No. 1 to the APA. Under the letter agreement, the parties agreed that the Company shall not issue EU any common stock unless, and until, the Company has obtained stockholder approval for such issuance in accordance with Marketplace Rule 4350(i) that would not have been required to be issued by the Company to EU by the APA without giving effect to Amendment No.1. The NASDAQ has determined that the Company has regained compliance with the Marketplace Rules identified in the Stockholder Approval Letter.

In addition, on October 13, 2008, the Company received two letters dated October 6, 2008 (the “Director Independence Letter” and the “Audit Committee Composition Letter”) from the NASDAQ regarding non-compliance with Marketplace Rules 4350(c)(1) and 4350(d)(2), respectively. The Director Independence Letter notified the Company that, because it has just two independent directors on its five member Board, it does not meet the independent director requirements for continued listing on the Nasdaq Stock Market. The NASDAQ has advised the Company that it is reviewing the Company’s eligibility for continued listing on the Nasdaq Stock Market, and has asked that the Company provide the NASDAQ with a specific plan and timetable to achieve compliance with the Rule by October 21, 2008. The Audit Committee Composition Letter notified the Company that, as a result of Mr. Curry’s recent resignation from the Company’s audit committee, the Company no longer complies with Nasdaq’s audit committee requirements. However, consistent with Marketplace Rule 4350(d)(4), NASDAQ will provide the Company with a cure period until the Company’s next annual shareholders’ meeting in order to regain compliance with Nasdaq’s audit committee requirements. The Company is in the process of preparing the plan and timetable requested by the Director Independence Letter and expects to remedy its audit committee composition deficiencies at its next annual shareholders meeting.

Item 8.01 Other Events.

On October 13, 2008, the Company issued a press release announcing that it received the Stockholder Approval Letter, the Director Independence Letter and the Audit Committee Composition Letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE CORPORATION

Dated: October 14, 2008	By:	/s/ Ulysses S. Curry
Name: Ulysses S. Curry
Title: Chairman & Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 13, 2008